Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Mistras Group, Inc. (the “Company”), that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2025 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report.

Dated: November 6, 2025

/s/ Natalia Shuman-Fabbri
Natalia Shuman-Fabbri
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Edward J. Prajzner
Edward J. Prajzner
Senior Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)